EXHIBIT 10.17

VARIATION AGREEMENT

This Variation Agreement (“Variation Agreement”) incorporates all terms and conditions of the Framework Agreement No. ON214958 (“Framework Agreement”) and Schedule ON214958 dated 28 February 2023 (“Schedule ON214958”) and is entered into between:

(1)	Company: Finastra International Limited	(2)	Client: Vemanti Group, Inc
	Country of incorporation: United Kingdom		Country of incorporation: United States of America
	Company registration number: 971479		Company registration number: NV20141233800
	Registered office: Four Kingdom Street, Paddington London United Kingdom W2 6BD		Registered office: 7545 Irvine Center Drive Suite 200 Irvine, CA 92618 United States

(A)	This Variation Agreement shall become effective on the date of the last signature below (“Effective Date”).

(B)

The Parties agree to amend the Approval Notice and Commencement Date definition set out in Schedule ON214958. Capitalized terms used but not defined in this Variation Agreement have the same meanings as in Schedule ON214958 and the Framework Agreement. If there is any conflict between the terms of the Framework Agreement, Schedule ON214958 and this Variation Agreement, then order precedence for resolving such conflict shall be as follows: (1) Variation Agreement; (2) Schedule ON214968; and lastly (3) Framework Agreement.

(C)	Variations to Schedule ON214958:

The second (2nd) paragraph appearing on the first (1st) page of Schedule ON214958 is hereby deleted and replaced to read as follows:

“The Company agrees that the consummation of this license order is conditional upon the Client’s successful up-listing of its common stock on the NASDAQ Capital Market on or before 22 June 2023. Upon the effectiveness of the up-listing, the Client is to provide written notice to the Company (“Approval Notice”). If the Company receives the Approval Notice on or before 22 June 2023, the date of receipt of the Approval Notice shall be the “Commencement Date”, and this condition precedent is deemed fulfilled and this Schedule shall remain valid and enforceable between the Parties. If the Company does not receive the Approval Notice on or before 22 June 2023, the pricing and commercials detailed in this Schedule shall be null and void and be of no further effect between the Parties. The Parties can discuss and negotiate revised pricing and commercial details along with a new extended deadline for the Approval Notice, but otherwise on the same terms and conditions set out in this Schedule.”

(D)

The terms of Schedule ON214958 and the Framework Agreement shall except as varied under this Variation Agreement shall remain in full force and effect and the terms herein shall operate as variations, modifications or waivers (as appropriate) permitted by and in accordance with the provisions of Schedule ON214958 and the Framework Agreement.

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Vemanti Variation ON214958 20230518	Commercial in Confidence

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SIGNED on behalf of the Company and thereby duly authorised:	SIGNED on behalf of the Client and thereby duly authorised:

/s/ Tony Aherne	/s/ Tan Tran

SIGNATURE	SIGNATURE

Tony Aherne	Tan Tran

FULL NAME (in block capitals)	FULL NAME (in block capitals)

VP Commercial Finance	Chief Executive Officer

POSITION	POSITION

May 31, 2023	May 31, 2023

DATE	DATE

Vemanti Variation ON214958 20230518	Commercial in Confidence

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